Exhibit 23.1

                       CONSENT OF WEINBERG & COMPANY, P.A
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Global Health Trax, Inc., of our report dated May 28, 2004 relating to the December 31, 2003 financial statements of Global Health Trax, Inc., which appears in such Prospectus.

/s/ Weinberg & Company, P.A.
Wienberg & Company, P.A.

Boca Raton, FL
November 12, 2004